EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS 2018 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

•	Full-year 2018 GAAP ("Reported") net sales of $4.7 billion, reflecting a 4% decline versus a year ago; Fourth quarter 2018 reported net sales of $1.2 billion, a 7% decline versus the prior year.

•
Full-year 2018 Worldwide Consumer businesses reported net sales of $3.9 billion, relatively flat year-over-year; Fourth quarter Worldwide Consumer businesses reported net sales of $973 million, down 4% year-over-year.

•	Full-year 2018 Worldwide Consumer businesses net sales grew approximately 1% on an organic constant currency basis, excluding the year-over-year negative impact from the animal health business.

•
Prescription Pharmaceuticals ("RX") fourth-quarter net sales of $222 million, down 15% year-over-year; a sequential improvement versus third quarter 2018 results due to new products and decelerating pricing pressure.

•	Full-year 2018 consolidated new product sales of $170 million.

•	Worldwide Consumer business market shares stable in growing markets.

•	Full-year 2018 reported diluted earnings per share ("EPS") of $0.95; fourth quarter reported diluted EPS of $0.60.

•	Full-year 2018 adjusted ("Non-GAAP") diluted EPS of $4.55; Fourth quarter adjusted diluted EPS of $0.97.

•	Full-year 2018 cash flow from operations was $593 million, or $643 million excluding a $50 million investment for the rights to Nasonex® OTC, representing 102% cash conversion to adjusted net income.

•	Repurchased $400 million of common stock, or 5.1 million shares, in 2018.

Dublin, Ireland - February 27, 2019 - Perrigo Company plc (NYSE; TASE: PRGO) today announced financial results for the fourth quarter and calendar year ended December 31, 2018.

Perrigo President and CEO Murray S. Kessler commented, “While 2018 was a difficult year for Perrigo, significant progress was made in the fourth quarter against the Company's transformation plans. Market share in our consumer businesses were stable for the year, and the Company met its updated full-year 2018 guidance expectations despite an unusual equipment start-up issue at one of our facilities that resulted in a fourth quarter adjusted EPS headwind of approximately $0.08. It was also encouraging to see a meaningful, sequential improvement in the RX segment during the fourth quarter, as downward pricing pressure eased."

Kessler continued, "While the Company is facing a number of challenges, I am pleased with the rapid progress our team is making on its transformation plans and evolution from a healthcare company to a consumer self-care company. We are continuing to make significant progress with the separation of the RX business and recently received the $250 million milestone payment related to Tysabri®."

Kessler concluded, "We look forward to sharing our strategy as well as providing demonstrable progress at our Investor Day presentation on May 9, 2019 in New York City. Investors can expect to see the Company’s plans for portfolio reconfiguration, capacity and technology investments, innovation initiatives, cost savings plans to help fuel growth, capital allocation plans, organizational effectiveness initiatives and calendar 2019 guidance at that time. While there is much work to do, I remain excited and confident in our ability to recapture the 'Perrigo Advantage' and bring the Company back to profitable and sustainable growth."

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP measures to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Calendar Year 2018 Results

	Calendar 2018	Calendar 2017	YoY	Constant Currency
	12/31/2018	12/31/2017	% Change	% Change
Reported Net Sales	$4,732	$4,946	(4.3)%
Reported Net Income	$131	$120	9.5%
Reported Diluted Earnings per Share	$0.95	$0.84	12.9%
Reported Diluted Shares	138.3	142.6	(3.0)%

Adjusted Net Sales(1)	NA	$4,926	(3.9)%	(4.6)%
Adjusted Net Income	$629	$703	(10.5)%
Adjusted Diluted Earnings per Share	$4.55	$4.93	(7.7)%

(1) Calendar year 2017 net sales have been adjusted to exclude approximately $21 million of sales attributable to the divested Israel API business.

Reported net sales for calendar year 2018 were approximately $4.7 billion, which included new product sales of $170 million, partially offset by discontinued products of $66 million. Adjusted net sales decreased 4.6% on a constant currency basis. Unfavorable currency movements impacted net sales by $34 million.

Reported net income was $131 million, or $0.95 per diluted share, versus $120 million, or $0.84 per diluted share, in the prior year. Excluding charges as outlined in Table I, calendar year 2018 adjusted net income was $629 million, or $4.55 per diluted share, versus $703 million, or $4.93 per diluted share, last year.

Fourth Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2018	12/31/2017	% Change	% Change
Reported Net Sales	$1,195	$1,283	(6.9)%
Reported Net Income	$82	$73	11.3%
Reported Diluted Earnings per Share	$0.60	$0.52	15.3%
Reported Diluted Shares	136.3	141.2	(3.5)%

Adjusted Net Sales(1)	NA	$1,279	(6.5)%	(5.1)%
Adjusted Net Income	$132	$180	(26.8)%
Adjusted Diluted Earnings per Share	$0.97	$1.28	(24.2)%

(1) Fourth quarter 2017 net sales have been adjusted to exclude approximately $4 million of sales attributable to the divested Israel API business.

Net sales for the fourth quarter of calendar year 2018 were approximately $1.2 billion, which included new product sales of $51 million, partially offset by discontinued products of $16 million. Adjusted net sales decreased 5.1% on a constant currency basis. Unfavorable currency movements impacted net sales by $18 million.

Reported net income was $82 million, or $0.60 per diluted share, versus $73 million, or $0.52 per diluted share, in the prior year. Excluding charges as outlined in Table I, fourth quarter 2018 adjusted net income was $132 million, or $0.97 per diluted share, versus $180 million, or $1.28 per diluted share, for the same period last year.

Segment Results

Consumer Healthcare Americas Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2018	12/31/2017	% Change	% Change
Reported Net Sales	$617	$644	(4.1)%	(3.9)%
Reported Gross Profit	$182	$220	(17.2)%
Reported Gross Margin	29.5%	34.1%	(460) bps
Reported Operating Income	$101	$141	(28.7)%
Reported Operating Margin	16.4%	22.0%	(560) bps

Adjusted Gross Profit	$187	$232	(19.2)%
Adjusted Gross Margin	30.4%	36.0%	(560) bps
Adjusted Operating Income	$111	$149	(25.2)%
Adjusted Operating Margin	18.0%	23.1%	(510) bps

CHC Americas segment net sales were down 4.1% compared to last year. Net sales in the analgesics and smoking cessation categories coupled with new product sales of $10 million, were more than offset by lower net sales in the animal health and nutrition categories. Discontinued products in the quarter were $10 million, of which $6 million related to the animal health business. Excluding the animal health business, CHC Americas net sales decreased approximately 1.9% on a constant currency basis.

CHC Americas' fourth quarter reported gross profit margin was 29.5%. Adjusted gross profit margin was 30.4% or 560 bps lower than the prior year. The majority of this decline was due to an unusual equipment startup issue at one facility, higher input costs and greater operating inefficiencies, including service-related challenges.

Reported fourth quarter operating margin was 16.4%. Fourth quarter adjusted operating margin was 18.0%, lower than the prior year due primarily to adjusted gross margin flow through, partially offset by lower administrative expenses.

Consumer Healthcare International Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2018	12/31/2017	% Change	% Change
Reported Net Sales	$356	$374	(4.9)%	(0.5)%
Reported Gross Profit	$160	$173	(7.2%)
Reported Gross Margin	45.0%	46.1%	(110) bps
Reported Operating Income (Loss)	$(2)	$4	(151.3)%
Reported Operating Margin	(0.5)%	1.0%	(150) bps

Adjusted Gross Profit	$181	$195	(6.8)%
Adjusted Gross Margin	50.9%	52.0%	(110) bps
Adjusted Operating Income	$46	$57	(19.9%)
Adjusted Operating Margin	12.9%	15.3%	(240) bps

CHC International net sales were relatively flat, excluding $2 million in net sales from exited businesses in 2017 and unfavorable foreign currency movements of $17 million. Net sales in the diagnostics and analgesics categories, in addition to new product sales of $19 million, were mostly offset by lower net sales in the lifestyle and cough cold categories. The absence of net sales from discontinued products was $2 million.

Reported and adjusted gross margin decreased 110 bps versus a year ago due primarily to less favorable product mix.

Reported operating margin was (0.5)%. Adjusted operating margin decreased 240 basis points to 12.9%. Growth investments in advertising and promotion as well as R&D increased approximately 350 bps as a percentage of net sales compared to prior year. These increases were partially offset by lower selling and administrative expenses.

Prescription Pharmaceuticals Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2018	12/31/2017	% Change	% Change
Reported Net Sales	$222	$261	(14.9)%	(14.9)%
Reported Gross Profit	$101	$118	(14.0)%
Reported Gross Margin	45.5%	45.0%	50 bps
Reported Operating Income	$68	$68	(0.3)%
Reported Operating Margin	30.5%	26.1%	440 bps

Adjusted Gross Profit	$122	$139	(12.3)%
Adjusted Gross Margin	54.8%	53.2%	160 bps
Adjusted Operating Income	$87	$100	(12.4)%
Adjusted Operating Margin	39.2%	38.1%	110 bps

RX net sales were $222 million in the quarter, lower than the prior year due primarily to industry dynamics, including pricing pressure, supply constraints in a few specific products and discontinued products of $4 million. New product sales were $22 million.

Reported gross margin was 45.5%. Adjusted gross margin was 54.8%, or 160 bps higher than the same quarter last year, driven primarily by new product launches.

Reported operating margin was 30.5%. Adjusted operating margin was 39.2%, or 110 bps higher than the prior year due primarily to adjusted gross margin flow through while maintaining R&D dollar investments for growth.

Conference Call

The Company will host a conference call at 4:30 p.m. EDT (1:30 p.m. PDT), February 27, 2019. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 0121144. A taped replay of the call will be available beginning at approximately 8:00 p.m. (EST) Wednesday, February 27, 2019, until midnight March 6, 2019. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10128203.
About Perrigo

Perrigo Company plc is dedicated to making lives better by bringing high “Quality, Affordable Self-Care Products™” that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment issued by the Irish tax authority (“NoA”) and the impact that an adverse result in such proceedings would have on operating results, cash flows, and liquidity; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA; potential impacts of ongoing or future government investigations and regulatory initiatives; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives.  Statements regarding the separation of the RX business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. Furthermore, the Company may incur additional tax liabilities in respect of 2016 and prior years or be found to have breached certain provisions of Irish company law in connection with the Company’s restatement of previously-filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2018, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, the animal health reporting unit the European distribution and Russian businesses, as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, and adjusted operating margin, within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted EPS are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to the animal health reporting unit, the API business, the European distribution and Russian businesses in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Year Ended
	December 31, 2018	December 31, 2017	December 31, 2016
Net sales	$4,731.7	$4,946.2	$5,280.6
Cost of sales	2,900.2	2,966.7	3,228.8
Gross profit	1,831.5	1,979.5	2,051.8

Operating expenses
Distribution	94.2	87.0	88.3
Research and development	218.6	167.7	184.0
Selling	595.7	598.4	665.0
Administration	435.9	461.1	452.2
Impairment charges	224.4	47.5	2,631.0
Restructuring	21.0	61.0	31.0
Other operating expense (income)	5.2	(41.4)	—
Total operating expenses	1,595.0	1,381.3	4,051.5

Operating income (loss)	236.5	598.2	(1,999.7)

Change in financial assets	(188.7)	24.9	2,608.2
Interest expense, net	128.0	168.1	216.6
Other (income) expense, net	6.1	(10.1)	22.7
Loss on extinguishment of debt	0.5	135.2	1.1
Income (loss) before income taxes	290.6	280.1	(4,848.3)
Income tax expense (benefit)	159.6	160.5	(835.5)
Net income (loss)	$131.0	$119.6	$(4,012.8)

Earnings (loss) per share
Basic	$0.95	$0.84	$(28.01)
Diluted	$0.95	$0.84	$(28.01)

Weighted-average shares outstanding
Basic	137.8	142.3	143.3
Diluted	138.3	142.6	143.3

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$551.1	$678.7
Accounts receivable, net of allowance for doubtful accounts of $6.4 and $6.2, respectively	1,073.1	1,130.8
Inventories	878.0	806.9
Prepaid expenses and other current assets	400.0	203.2
Total current assets	2,902.2	2,819.6
Property, plant and equipment, net	829.1	833.1
Goodwill and indefinite-lived intangible assets	4,029.1	4,265.7
Definite-lived intangible assets, net	2,858.9	3,290.5
Deferred income taxes	1.2	10.4
Other non-current assets	362.9	409.5
Total non-current assets	8,081.2	8,809.2
Total assets	$10,983.4	$11,628.8
Liabilities and Shareholders’ Equity
Accounts payable	$474.9	$450.2
Payroll and related taxes	132.1	148.8
Accrued customer programs	442.4	419.7
Accrued liabilities	201.3	230.8
Accrued income taxes	96.5	116.1
Current indebtedness	190.2	70.4
Total current liabilities	1,537.4	1,436.0
Long-term debt, less current portion	3,052.2	3,270.8
Deferred income taxes	282.3	321.9
Other non-current liabilities	443.4	429.5
Total non-current liabilities	3,777.9	4,022.2
Total liabilities	5,315.3	5,458.2
Commitments and contingencies - Refer to Note 16
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,421.7	7,892.9
Accumulated other comprehensive income	84.6	253.1
Retained earnings (accumulated deficit)	(1,838.3)	(1,975.5)
Total controlling interests	5,668.0	6,170.5
Noncontrolling interest	0.1	0.1
Total shareholders’ equity	5,668.1	6,170.6
Total liabilities and shareholders' equity	$10,983.4	$11,628.8

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	135.9	140.8

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended
	December 31, 2018	December 31, 2017	December 31, 2016
Cash Flows From (For) Operating Activities
Net income	$131.0	$119.6	$(4,012.8)
Adjustments to derive cash flows:
Depreciation and amortization	423.6	444.8	457.0
Share-based compensation	37.7	43.8	23.0
Impairment charges	224.4	47.5	2,631.0
Change in financial assets	(188.7)	24.9	2,608.2
Loss on extinguishment of debt	0.5	135.2	1.1
Restructuring charges	21.0	61.0	31.0
Deferred income taxes	(17.9)	(48.9)	(990.9)
Amortization of debt premium	(8.1)	(22.4)	(24.7)
Other non-cash adjustments, net	(11.1)	(2.7)	33.5
Subtotal	612.4	802.8	756.4
Increase (decrease) in cash due to:
Accounts receivable	21.0	3.2	(0.6)
Inventories	(98.6)	(16.0)	100.7
Accounts payable	28.8	(39.6)	(75.7)
Payroll and related taxes	(34.5)	(27.4)	(41.1)
Accrued customer programs	25.5	34.6	(13.9)
Accrued liabilities	(20.9)	(47.8)	(79.5)
Accrued income taxes	68.1	(6.1)	20.9
Other, net	(8.8)	(4.8)	(12.3)
Subtotal	(19.4)	(103.9)	(101.5)
Net cash from (for) operating activities	593.0	698.9	654.9
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	13.7	87.3	353.7
Acquisitions of businesses, net of cash acquired	—	(0.4)	(427.4)
Asset acquisitions	(35.6)	—	(65.1)
Purchase of investment securities	(7.5)	—	—
Proceeds from sale of securities	—	—	4.5
Additions to property, plant and equipment	(102.6)	(88.6)	(106.2)
Net proceeds from sale of business and other assets	5.2	154.6	69.1
Proceeds from sale of the Tysabri® financial asset	—	2,200.0	—
Other investing, net	—	(14.8)	(3.6)
Net cash from (for) investing activities	(126.8)	2,338.1	(175.0)
Cash Flows From (For) Financing Activities
Borrowings (repayments) of revolving credit agreements and other financing, net	(4.4)	6.8	(802.5)
Issuances of long-term debt	431.0	—	1,190.3
Payments on long-term debt	(482.5)	(2,611.0)	(559.2)
Premium on early debt retirement	—	(116.1)	(0.6)
Deferred financing fees	(2.4)	(4.8)	(2.8)
Issuance of ordinary shares	1.3	0.7	8.3
Equity issuance costs	—	—	(10.3)
Repurchase of ordinary shares	(400.0)	(191.5)	—
Cash dividends	(104.9)	(91.1)	(83.2)
Other financing, net	(10.0)	2.3	(8.7)
Net cash from (for) financing activities	(571.9)	(3,004.7)	(268.7)
Effect of exchange rate changes on cash and cash equivalents	(21.9)	24.1	(6.7)
Net increase (decrease) in cash and cash equivalents	(127.6)	56.4	204.5
Cash and cash equivalents, beginning of period	678.7	622.3	417.8
Cash and cash equivalents, end of period	$551.1	$678.7	$622.3

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2018
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,195.2	$81.5	$0.60
Adjustments:
Amortization expense related primarily to acquired intangible assets		$78.0	$0.57
Separation and reorganization expense		7.3	0.05
Unusual litigation		1.8	0.01
Restructuring charges and other termination benefits		1.2	0.01
Gain/loss on divestitures		0.9	0.01
Impairment charges		0.9	0.01
Acquisition and integration-related charges and contingent consideration adjustments		(1.2)	(0.01)
Losses on investment securities		(2.2)	(0.02)
Milestone income related to royalty rights		(3.0)	(0.02)
Change in financial assets		(122.8)	(0.90)
Non-GAAP tax adjustments*		89.4	0.66
Adjusted		$131.8	$0.97

Diluted weighted average shares outstanding
Reported			136.3

*The non-GAAP tax adjustments include the following: (1) $(53.1) million of tax effects of pretax non-GAAP adjustments; (2) $(34.7) million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; and (3) $(1.6) million net impact related to regulatory changes.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2017
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,283.0	$73.1	$0.52
Adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$90.1	$0.64
Restructuring charges and other termination benefits	—	6.3	0.04
Change in financial assets	—	0.7	—
Impairment charges	—	0.1	—
Unusual litigation	—	(0.2)	—
Gain/loss on divestitures	—	(0.3)	—
Operating results attributable to held-for-sale business*	(4.1)	(0.7)	—
Acquisition and integration-related charges and contingent consideration adjustments	—	(0.8)	(0.01)
Milestone income related to royalty rights	—	(10.0)	(0.07)
Non-GAAP tax adjustments**	—	21.9	0.16
Adjusted	$1,278.9	$180.2	$1.28

Diluted weighted average shares outstanding
Reported			141.2

*Held-for-sale business includes the Israel API business.
**The non-GAAP tax adjustments include the following: (1) $(15.7) million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740; (2) $(12.5) million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; (3) $(6.8) million of tax effects of pretax non-GAAP adjustments, including the sale of assets; (4) $10.0 million of tax effect related to audit settlements and other discrete items and; (5) $3.1 million of tax adjustments related to tax reform.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Twelve Months Ended December 31, 2018
	Net Sales	Net Income	Diluted Earnings per Share
Reported	$4,731.7	$131.0	$0.95
Adjustments:
Amortization expense related primarily to acquired intangible assets		$338.6	$2.44
Impairment charges		224.4	1.62
Acquisition and integration-related charges and contingent consideration adjustments		56.6	0.41
Restructuring charges and other termination benefits		28.4	0.21
Separation and reorganization expense		13.9	0.10
Losses on investment securities		9.3	0.07
Unusual litigation		3.2	0.02
Gain/Loss on divestitures		(2.3)	(0.02)
Milestone income related to royalty rights		(3.0)	(0.02)
Change in financial assets		(188.7)	(1.36)
Non-GAAP tax adjustments*		17.5	0.13
Adjusted		$628.9	$4.55

Diluted weighted average shares outstanding
Reported			138.3

*The non-GAAP tax adjustments include the following: (1) $(42.5) million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures and (2) $25.0 million of tax effects of pretax non-GAAP adjustments.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Twelve Months Ended December 31, 2017
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$4,946.2	$119.6	$0.84
Adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$355.5	$2.49
Loss on early debt extinguishment	—	135.2	0.95
Restructuring charges and other termination benefits	—	61.0	0.43
Impairment charges	—	47.5	0.33
Change in financial assets	—	24.9	0.17
Loss on hedges related to debt tender	—	5.9	0.04
Operating results for held-for-sale businesses*	(20.7)	(3.1)	(0.02)
Unusual litigation	—	(9.0)	(0.06)
Milestone income related to royalty rights	—	(10.0)	(0.07)
Acquisition and integration-related charges and contingent consideration adjustments	—	(18.9)	(0.13)
Gain/loss on divestitures	—	(24.8)	(0.17)
Non-GAAP tax adjustments**	—	18.9	0.13
Adjusted	$4,925.5	$702.7	$4.93

Diluted weighted average shares outstanding
Reported			142.6

For Comparative Purposes***	Net Sales
Adjusted	$4,925.5
Operating results attributable to held-for-sale businesses Q1 and Q2	(34.9)
Adjusted	$4,890.6

*Held-for-sale businesses include the European sports brand as well as the India and Israel API businesses.
**The non-GAAP tax adjustments include the following: (1) $(97.2) million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; (2) $(2.8) million of tax effect related to audit settlements and other discrete items; (3) $78.0 million of tax effects of pretax non-GAAP adjustments, including the sale of assets and; (4) $3.1 million of tax adjustments related to tax reform.

***YTD 2017 adjusted net sales adjustment made for Q1 and Q2 2017 made for YTD 2017 adjusted net sales are for comparison purposes only and does not change any other prior year since the API business was not held-for-sale during Q1 and Q2 of 2017.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2018			December 31, 2017
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$616.9	$181.8	$100.9	$643.5	$219.5	$141.4
Adjustments:
Amortization expense related primarily to acquired intangible assets		$5.5	$10.2		$12.1	$16.9
Unusual litigation		—	—		—	(10.2)
Impairment charges		—	0.2		—	—
Restructuring charges and other termination benefits		—	—		—	0.2
Acquisition and integration-related charges and contingent consideration adjustments		—	—		—	0.5
Adjusted		$187.3	$111.3		$231.6	$148.8
As a % of reported net sales		30.4%	18.0%		36.0%	23.1%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2018			December 31, 2017
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income (Loss)	Net Sales	Gross Profit	Operating Income
Reported	$355.9	$160.1	$(1.9)	$374.1	$172.5	$3.7
Adjustments:
Amortization expense related primarily to acquired intangible assets		$21.2	$47.0		$22.0	$51.8
Impairment charges		—	0.7		—	—
Unusual litigation		—	1.8		—	—
Restructuring charges and other termination benefits		—	(1.7)		—	3.8
Acquisition and integration-related charges and contingent consideration adjustments		—	—		—	(2.0)
Adjusted		$181.3	$45.9		$194.5	$57.3
As a % of reported net sales		50.9%	12.9%		52.0%	15.3%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2018			December 31, 2017
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$222.4	$101.2	$67.9	$261.3	$117.6	$68.1
Adjustments:
Amortization expense related primarily to acquired intangible assets		$20.7	$20.8		$21.4	$21.0
Gain/loss on divestitures		—	(0.2)		—	(0.3)
Unusual litigation		—	—		—	10.0
Restructuring charges and other termination benefits		—	—		—	(0.1)
Impairment charges		—	—		—	0.1
Acquisition and integration-related charges and contingent consideration adjustments		—	(1.2)		—	0.7
Adjusted		$121.9	$87.3		$139.0	$99.5
As a % of reported net sales		54.8%	39.2%		53.2%	38.1%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2018			December 31, 2017
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$2,411.6	$762.2	$147.6	$2,429.9	$817.8	$445.0
Adjustments:
Amortization expense primarily related to acquired intangible assets		$37.1	$56.0		$48.8	$68.0
Unusual litigation		—	—		—	(10.2)
Impairment charges		—	222.6		—	4.5
Restructuring charges and other termination benefits		—	0.4		—	27.4
Acquisition and integration-related charges and contingent consideration adjustments		—	48.6		—	(2.4)
Adjusted		$799.3	$475.2		$866.6	$532.3
As a % of reported net sales		33.1%	19.7%		35.7%	21.9%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2018			December 31, 2017
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$1,495.9	$702.5	$16.5	$1,491.0	$682.0	$12.5
Adjustments:
Amortization expense primarily related to acquired intangible assets		$87.6	$200.1		$84.7	$199.2
Impairment charges		—	1.8		—	4.8
Restructuring charges and other termination benefits		—	17.4		—	17.1
Unusual litigation		—	3.2		—	(8.8)
Operating results attributable to held-for-sale business*		—	—		0.5	0.5
Acquisition and integration-related charges and contingent consideration adjustments		—	(0.3)		—	(1.5)
Adjusted		$790.1	$238.7		$767.2	$223.8
As a % of reported net sales		52.8%	16.0%		51.5%	15.0%

* Includes the European sports brand.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2018			December 31, 2017
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$824.2	$366.9	$222.6	$969.7	$449.7	$307.6
Adjustments:
Amortization expense primarily related to acquired intangible assets		$81.9	$82.4		$86.7	$86.7
Gain/loss on divestitures		—	(1.4)		—	(23.3)
Unusual litigation		—	—		—	10.0
Restructuring charges and other termination benefits		—	0.3		—	5.8
Impairment charges		—	—		—	34.9
Acquisition and integration-related charges and contingent consideration adjustments		—	8.3		(0.1)	(15.0)
Adjusted		$448.8	$312.2		$536.3	$406.7
As a % of reported net sales		54.5%	37.9%		55.3%	41.9%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	December 31, 2018	December 31, 2017	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated*	$1,195.2	$1,278.9	(6.5)%	1.4%	(5.1)%
CHCA	$616.9	$643.5	(4.1)%	0.2%	(3.9)%
CHCI	$355.9	$374.1	(4.9)%	4.4%	(0.5)%
RX	$222.4	$261.3	(14.9)%	—%	(14.9)%

CHCA	$616.9	$643.5
Less: animal health net sales	(15.3)	(28.4)
	$601.6	$615.1	(2.2)%	0.3%	(1.9)%

CHCA	$616.9	$643.5
CHCI	355.9	374.1
	$972.8	$1,017.6	(4.4)%	1.8%	(2.6)%
Less: animal health net sales	(15.3)	(28.4)
Less: Belgium distribution net sales	—	(2.2)
	$957.5	$987.0	(3.0)%	1.8%	(1.2)%

*2017 net sales are adjusted to exclude sales attributable to divested businesses. See Table I for non-GAAP reconciliations.

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Twelve Months Ended
	December 31, 2018	December 31, 2017	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated*	$4,731.7	$4,946.2	(3.9)%	(0.7)%	(4.6)%
CHCA	$2,411.6	$2,429.9	(0.8)%	0.2%	(0.6)%
CHCI	$1,495.9	$1,491.0	0.3%	(2.5)%	(2.2)%
RX	$824.2	$969.7	(15.0)%	—%	(15.0)%

CHCA	$2,411.6	$2,429.9
CHCI	1,495.9	1,491.0
	$3,907.5	$3,920.9	(0.3)%	(0.9)%	(1.2)%
Less: animal health net sales	(93.9)	(141.3)
Less: Belgium distribution and Russian business net sales	—	(33.0)
	$3,813.6	$3,746.6	1.8%	(0.9)%	0.9%

*2017 net sales are adjusted to exclude sales attributable to divested businesses. See Table I for non-GAAP reconciliations.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)
Twelve Months Ended
December 31, 2018
Operating cash flow	$593.0
Less: R&D Investments	50.0
Adjusted operating cash flow	$643.0

Adjusted net income	$628.9
Cash conversion ratio	102%

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	December 31, 2018	December 31, 2017	Total Change
Consolidated adjusted net sales	NA	$1,278.9	(6.5)%
Consolidated adjusted net income	$131.8	$180.2	(26.8)%
Consolidated adjusted EPS	$0.97	$1.28	(24.2)%

Adjusted gross profit
CHCA	$187.3	$231.6	(19.2)%
CHCI	$181.3	$194.5	(6.8)%
RX	$121.9	$139.0	(12.3)%

Adjusted gross margin
CHCA	30.4%	36.0%	(560) bps
CHCI	50.9%	52.0%	(110) bps
RX	54.8%	53.2%	160 bps

Adjusted operating income
CHCA	$111.3	$148.8	(25.2)%
CHCI	$45.9	$57.3	(19.9)%
RX	$87.3	$99.5	(12.4)%

Adjusted operating margin
CHCA	18.0%	23.1%	(510) bps
CHCI	12.9%	15.3%	(240) bps
RX	39.2%	38.1%	110 bps

	Twelve Months Ended
	December 31, 2018	December 31, 2017	Total Change
Consolidated adjusted net sales	NA	$4,925.5	(3.9)%
Consolidated adjusted net income	$628.9	$702.7	(10.5)%
Consolidated adjusted EPS	$4.55	$4.93	(7.7)%